Exhibit 99.2

TRUECAR, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

On November 30, 2020, TrueCar, Inc., a Delaware corporation (the “Company”), completed the previously-announced sale (the “Divestiture”) of all of the outstanding equity interests of ALG, LLC, a Delaware limited liability company, successor by conversion to ALG, Inc., a Delaware corporation, and wholly-owned subsidiary of the Company (“ALG”), to J.D. Power, a Delaware corporation (the “Buyer”), for $112.5 million in cash (subject to customary working capital and other adjustments) pursuant to the Membership Interest Purchase Agreement, dated as of July 31, 2020 (the “Purchase Agreement”), by and among the Company, ALG and the Buyer. Additionally, the Purchase Agreement provides for the Buyer to pay the Company (i) a potential cash earnout of up to $7.5 million based upon ALG’s achievement of certain revenue metrics in 2020 and (ii) a potential cash earnout of up to $15 million based upon ALG’s achievement of certain revenue metrics in 2022.

Basis of Presentation

The unaudited pro forma condensed consolidated financial statements are based on currently available information and assumptions at the time of filing. The historical financial information included in the unaudited pro forma condensed consolidated balance sheet as of September 30, 2020 is derived from and should be read in conjunction with the Company’s unaudited financial statements in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, as filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2020. The historical financial information included in the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2019, 2018 and 2017 are derived from and should be read in conjunction with the Company’s audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 28, 2020. An unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2020 is omitted as no pro forma adjustments are applicable and ALG was previously classified as discontinued operations in our condensed consolidated statements of comprehensive income (loss) included in our Form 10-Q filed on November 6, 2020.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2020 gives effect to the sale of ALG as if it occurred on September 30, 2020. The unaudited pro forma condensed consolidated statements of operations give effect to the sale of ALG as if it occurred on January 1, 2017, the beginning of the earliest period presented. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements and do not include any potential earnout payments since they are contingent based upon the achievement of certain future ALG revenue metrics in 2020 and 2022.

The unaudited pro forma adjustments are based on currently available information and assumptions that the Company’s management believes are (a) directly attributable to the sale; (b) are factually supportable; and (c) with respect to the statements of operations, have continuing impact on the consolidated results. Actual adjustments, however, may differ materially from the information presented. The unaudited pro forma adjustments may differ from the amounts that will be calculated to report the Company’s discontinued operations in the Company’s future filings. Pro forma adjustments do not include allocations of corporate costs, as those are not directly attributable to the Divestiture. The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what the Company’s results of operations or balance sheet would have been had the sale of ALG occurred on the dates indicated. The unaudited pro forma condensed consolidated financial information also should not be considered representative of the Company’s future results of operations or financial position.

TRUECAR, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)

	September 30, 2020
		Pro Forma
	Historical	Adjustments		Pro Forma
Assets
Current assets
Cash and cash equivalents	$178,699	$113,114	(a)	$291,813
Accounts receivable, net	40,723	—		40,723
Prepaid expenses	7,197	—		7,197
Other current assets	5,904	—		5,904
Current assets of discontinued operations	27,280	(27,280)	(b)	—
Total current assets	259,803	85,834		345,637
Property and equipment, net	23,789	—		23,789
Operating lease right-of-use assets	31,752	—		31,752
Goodwill	51,205	—		51,205
Intangible assets, net	7,200	—		7,200
Equity method investment	20,433	—		20,433
Other assets	3,367	52	(d)	3,419
Total assets	$397,549	$85,886		$483,435
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$13,140	$—		$13,140
Accrued employee expenses	5,117	—		5,117
Operating lease liabilities, current	4,625	—		4,625
Accrued expenses and other current liabilities	16,196	3,200	(d)	20,618
		1,222	(c)
Current liabilities of discontinued operations	754	(754)	(b)	—
Total current liabilities	39,832	3,668		43,500
Deferred tax liabilities	442	(442)	(d)	—
Operating lease liabilities, net of current portion	33,312	—		33,312
Other liabilities	2,060	—		2,060
Total liabilities	75,646	3,226		78,872
Stockholders’ Equity
Common stock	11	—		11
Additional paid-in capital	764,276	—		764,276
Accumulated deficit	(442,384)	82,660	(e)	(359,724)
Total stockholders’ equity	321,903	82,660		404,563
Total liabilities and stockholders’ equity	$397,549	$85,886		$483,435

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

TRUECAR, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	Year Ended December 31, 2019
		Pro Forma
	Historical	Adjustments		Pro Forma
Revenues	$353,880	$(18,834)	(b)	$335,046
Costs and operating expenses:
Cost of revenue	33,427	(5,598)	(b)	27,829
Sales and marketing	229,342	(2,365)	(b)	226,977
Technology and development	57,188	(1,076)	(b)	56,112
General and administrative	65,148	(829)	(b)	64,319
Depreciation and amortization	25,591	(4,926)	(b)	20,665
Total costs and operating expenses	410,696	(14,794)		395,902
Loss from operations	(56,816)	(4,040)		(60,856)
Interest income	3,495	(1,014)	(b)	2,481
Loss from equity method investment	(1,280)	—		(1,280)
Loss before income taxes	(54,601)	(5,054)		(59,655)
Provision for income taxes	289	(205)	(f)	84
Loss from continuing operations	$(54,890)	$(4,849)		$(59,739)
Loss from continuing operations per share:
Basic and diluted	$(0.52)			$(0.56)

Weighted average common shares outstanding, basic and diluted	105,805			105,805

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

TRUECAR, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	Year Ended December 31, 2018
		Pro Forma
	Historical	Adjustments		Pro Forma
Revenues	$353,571	$(18,482)	(b)	$335,089
Costs and operating expenses:
Cost of revenue	31,154	(5,018)	(b)	26,136
Sales and marketing	213,415	(2,207)	(b)	211,208
Technology and development	61,348	(1,097)	(b)	60,251
General and administrative	54,140	(1,379)	(b)	52,761
Depreciation and amortization	22,677	(4,881)	(b)	17,796
Total costs and operating expenses	382,734	(14,582)		368,152
Loss from operations	(29,163)	(3,900)		(33,063)
Interest income	3,314	(525)	(b)	2,789
Interest expense	(2,649)	—		(2,649)
Loss before income taxes	(28,498)	(4,425)		(32,923)
Benefit from income taxes	(177)	(130)	(f)	(307)
Loss from continuing operations	$(28,321)	$(4,295)		$(32,616)
Loss from continuing operations per share:
Basic and diluted	$(0.28)			$(0.32)

Weighted average common shares outstanding, basic and diluted	102,149			102,149

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

TRUECAR, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	Year Ended December 31, 2017
		Pro Forma
	Historical	Adjustments		Pro Forma
Revenues	$323,149	$(18,822)	(b)	$304,327
Costs and operating expenses:
Cost of revenue	28,227	(4,601)	(b)	23,626
Sales and marketing	185,397	(1,815)	(b)	183,582
Technology and development	59,070	(1,274)	(b)	57,796
General and administrative	61,646	(1,968)	(b)	59,678
Depreciation and amortization	22,472	(4,812)	(b)	17,660
Total costs and operating expenses	356,812	(14,470)		342,342
Loss from operations	(33,663)	(4,352)		(38,015)
Interest income	1,260	(116)	(b)	1,144
Interest expense	(2,610)	—		(2,610)
Loss before income taxes	(35,013)	(4,468)		(39,481)
Benefit from income taxes	(2,164)	(486)	(f)	(2,650)
Loss from continuing operations	$(32,849)	$(3,982)		$(36,831)
Loss from continuing operations per share:
Basic and diluted	$(0.35)			$(0.39)

Weighted average common shares outstanding, basic and diluted	94,865			94,865

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

TRUECAR, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.    Basis of Presentation

The unaudited pro forma condensed consolidated financial statements give effect to the pro forma adjustments necessary to reflect the Divestiture as if the transaction had occurred on September 30, 2020 in the unaudited pro forma balance sheet as of September 30, 2020 and on January 1, 2017 in the unaudited pro forma statements of operations for the years ended December 31, 2019, 2018 and 2017.
2.    Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements include the following adjustments:

(a)Represents the increase in cash and cash equivalents resulting from the pro forma consideration received of $113.1 million. No adjustment has been made to the sale proceeds for any potential post-closing adjustments or potential receipt of cash earnouts (up to $22.5 million) since they are contingent based upon the achievement of certain future ALG revenue metrics in 2020 and 2022.
(b)Reflects the historical assets, liabilities and operating results related to the Divestiture.
(c)Represents certain accrued transaction costs related to the Divestiture.
(d)Represents the estimated tax effects arising from the Divestiture; adjustments include estimated taxes payable of $3.2 million, calculated based on information available as of September 30, 2020, for the gain recognized on the Divestiture.
(e)Reflects the estimated after-tax effect on accumulated deficit from the gain on the Divestiture. No adjustment has been made for any potential post-closing adjustments or potential earnouts (up to $22.5 million) since they are contingent based upon the achievement of certain future ALG revenue metrics in 2020 and 2022.
(f)Represents the estimated income tax impact of the pro forma adjustments. The tax effect of the pro forma adjustments was calculated using the historical statutory rates in effect for the periods presented.